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                                                             EXHIBIT 99.27(e)(4)

NORTHSTAR LIFE                                         EVIDENCE OF INSURABILITY

Northstar Life Insurance Company  -  University Corporate Centre at Amherst
-  Suite 424  -  100 Corporate Parkway  -  Amherst, New York 14226

BENEFITS RECEIVED UNDER AN ACCELERATED BENEFITS POLICY RIDER MAY BE TAXABLE AND MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS. CERTIFICATE HOLDERS SHOULD SEEK ASSISTANCE FROM A PERSONAL TAX ADVISOR TO REQUESTING AN ACCELERATED PAYMENT OF DEATH BENEFITS.

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PLAN SPONSOR/POLICYHOLDER                                                                  POLICY NUMBER

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NAME                                                                       DATE OF BIRTH       SOCIAL SECURITY NUMBER    GENDER
                                                                                                                         / / M / / F
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STREET ADDRESS                                  CITY                                 STATE     ZIP CODE   DAYTIME TELEPHONE NUMBER

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HOME TELEPHONE NUMBER       OCCUPATION        DATE OF EMPLOYMENT        SALARY    HEIGHT    WEIGHT     INSURANCE AMOUNT APPLIED FOR

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Yes         No
/ /        / /     1. During the past three years, have you for any reason
                      consulted a physician(s) or other health care provider(s), or been hospitalized? (Excluding HIV Testing).

/ /        / /     2. Have you ever been diagnosed as having, or been treated for any of the following: heart, lung, nervous, kidney, or liver disorder; high blood pressure; drug abuse including alcohol; cancer or tumor; diabetes?

/ /        / /     3. Have you ever been diagnosed as having or been treated for
                      AIDS, or any disorder of your immune system?

If the answer is "Yes", give particulars on the reverse side or additional pages may be attached if you need more space to provide details. Please include dates, name and address of physicians or hospitals, the reason for the visit or consultation and, in your own words, the diagnosis that was made.

AUTHORIZATION

The information contained in this application is true and complete. To determine my insurability or for claim purposes, I authorize any person(s), medical practitioner, institution, insurance company or the Medical Information Bureau to give any medical or non-medical information about me including alcohol or drug abuse, to Northstar Life Insurance Company ("Company"), Amherst, New York 14226 and its reinsurers. I authorize all said sources, except the Medical Information Bureau, to give such information to any agency employed by Northstar Life Insurance Company to collect and transmit such information. I understand in determining eligibility for insurance or benefits, this information may be made available to underwriting, claims, medical and support staff to Northstar Life Insurance Company.

This information shall be valid for 26 months from the date this application is signed. A photocopy shall be as valid as the original. I have read this authorization and the Consumer Privacy Notice on the back, and understand I may receive copies. The guaranteed amount of insurance will be effective only if this application is dated prior to the end of the enrollment period. The Company shall incur no liability until this application is approved by the Company and the first premium paid while my health and other conditions affecting my insurability are as described on this application. I understand that if coverage is rescinded, an otherwise valid claim will be denied. Please see the Incontestability provision of your certificate to which this application is attached.


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I HAVE READ AND RECEIVED THE SECTIONS ENTITLED AUTHORIZATION AND CONSUMER PRIVACY NOTICE.
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SIGNATURE                                                                                               DATE
X
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96-19997                       Page 1 of 2                        Northstar Life

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ADDITIONAL HEALTH INFORMATION:
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                 QUESTION         NAME AND ADDRESS OF
NAME             NUMBER           DOCTOR, CLINIC, HOSPITAL        REASON FOR CONSULTATION          DIAGNOSIS AND TREATMENT
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CONSUMER PRIVACY NOTICE:

In addition to the information requested on this application, the Company may ask for the following: an insurance medical exam or laboratory tests; medical records from your physician, hospital, or your insurance company; an investigative consumer report; a report from the Medical Information Bureau
(MIB), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.

The Company or its reinsurer may make a brief report of this information to the MIB. If you apply to another MIB member company for life or health insurance coverage, or claim for benefits is submitted to such company, the MIB, upon request, will supply such company with the information in its file. The Company may also send information about you to the following persons or organizations without your permission: to insurance organizations, for statistical studies, without identifying you: to a government agency involved in regulation of insurance; to your physician (the results of your insurance exam). You have certain rights in connection with this insurance application. You have the right to: find out what personal information is contained in the Company or MIB files; correct or amend information in the Company or MIB files; know the specific reasons why coverage is not issued. At your request, the Company will explain in writing how you can exercise your right to learn what is in your file, how to correct or amend it, or how to find out why coverage is not issued.

FOR FURTHER INFORMATION ABOUT YOUR FILE OR YOUR RIGHTS, YOU MAY CONTACT:
Group Division Underwriting
Northstar Life Insurance Company
University Corporate Centre
Suite 424
100 Corporate Parkway
Amherst, New York, 14226

FOR INFORMATION ABOUT THE MEDICAL INFORMATION BUREAU, YOU MAY CONTACT:
Medical Information Bureau Information Office
P.O. Box 105, Essex Station
Boston, Massachusetts 02112
(MIB telephone number: (617) 426-3660)

                                    NORTHSTAR LIFE

                                    UNIVERSITY CORPORATE CENTRE AT AMHERST
                                    100 CORPORATE PARKWAY, SUITE 424
                                    AMHERST, NY 14226

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FOR HOME OFFICE USE ONLY:
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EMPLOYEE                                     SPOUSE                                       CHILD

/ /  Approved                                / /  Approved                                / /  Approved
/ /  Declined                                / /  Declined                                / /  Declined
/ /  Declined as Incomplete                  / /  Declined as Incomplete                  / /  Declined as Incomplete

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By:                  Date:                   By:                 Date:                    By:                 Date:

Currently in force   Currently Applied for   Currently in force  Currently Applied for    Currently in force  Currently Applied for


GI:     $            GI:       $             GI:    $           GI:        $              GI:   $             GI:      $
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U/W:    $            U/W:      $             U/W:   $           U/W:       $              U/W:  $             U/W:     $
         -------                -------              -------                -------              -------                -------
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